Exhibit 99.2

Cicero, Inc. - SOAdesk, LLC

UNAUDITED PRO-FORMA FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2009

Exhibit 99.2
Cicero, Inc. - SOAdesk, LLC

CONTENTS

Unaudited Pro-Forma Financial Statements

Balance Sheets	1
Statements of Operations	2

Notes to Unaudited Pro-Forma Financial Statements	3-6

Exhibit 99.2

Cicero, Inc. - SOAdesk, LLC

UNAUDITED PRO-FORMA BALANCE SHEETS

DECEMBER 31, 2009

(In thousands)

	Cicero, Inc.	SOAdesk LLC	Pro-Forma Adjustments	Pro-Forma
Assets
Cash and cash equivalents	$12	$--	$350	$362
Trade accounts receivable, net	225	50	(20)	255
Prepaid expenses and other current assets	345	3	(53)	295
Total Current Assets	582	53	277	912

Property and equipment, net	39	--	--	39
Software-IP	--	--	2,103	2,103
Goodwill	--	--	2,832	2,832
Total Assets	$621	$53	$5,212	$5,886

Liabilities and Stockholders' and Members’ Deficit
Short term debt	$1,886	$--	$515	$2,401
Accounts payable	2,346	--	--	2,346
Accrued expenses:
Salaries, wages, and related items	1,151	--	--	1,151
Other	1,500	--	2,610	4,110
Due to VT Services	--	761	(761)	--
Due to member	--	10	(10)	--
Due to Cicero	--	56	(56)	--
Deferred revenue	243			243
Total Current Liabilities	7,126	827	2,298	10,251

Long-Term Debt	1,421	--	1,000	2,421

Total Liabilities	8,547	827	3,298	12,672
Stockholders' and members deficit
Common stock	47	--	--	47
Additional paid-in capital	230,464	--	1,360	231,824
Accumulated deficit	(238,437)	--	(220)	(238,657)
Members’ deficit		(774)	774	--
Stockholders’ and Members’ Deficit	(7,926)	(774)	1,914	(6,786)
Total Liabilities and Stockholders' and Members’ Deficit	$621	$53	$5,212	$5,886

Exhibit 99.2

Cicero Inc. - SOAdesk, LLC

UNAUDITED PRO-FORMA STATEMENT OF OPERATIONS

For the year ended December 31, 2009

(In thousands) except per-share data

	Cicero, Inc.	SOAdesk LLC	Pro-Forma Adjustment	Pro-Forma

Revenue	$2,498	$308	$(100)	$2,706

Cost of Revenue	1,419	98	(100)	1,417

Gross Profit (Loss)	1,079	210	--	1,289

Total Operating Expenses	3,053	656	--	3,709

Loss From Operations	(1,974)	(446)	--	(2,420)
Total Other Expense	(304)	--	(111)	(415)

Loss from Continuing Operations	$(2,278)	$(446)	$(111)	$(2,835)

Loss per share- basic and diluted	$(0.05)			$(0.06)

Average shares outstanding – basic and diluted	46,970			46,970

Exhibit 99.2
Cicero Inc. - SOAdesk, LLC

UNAUDITED NOTES TO PRO-FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2009

Note 1 – BASIS OF PRESENTATION AND SUMMARY OF TRANSACTION

The following unaudited pro forma statements of operations of Cicero, Inc (“Cicero”) and SOAdesk LLC (“SOAdesk”) for the twelve months ended December 31, 2009, and the balance sheets as of December 31, 2009 are based on the historical financial statement of and SOAdesk after giving effect to the acquisition of substantially all of SOAdesk’s assets by Cicero (the “Acquisiton”).

The unaudited pro forma statements of operations for the twelve months ended December 31, 2009 give pro forma effect to the Acquisition as if it had occurred on January 1, 2009.  The unaudited pro forma balance sheet at December 31, 2009 assumes that the Acquisition was effective on December 31, 2009.

The unaudited pro forma financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the companies’ actual performance or financial position would have been had the Acquisition occurred on the date indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future time period.

On January 15, 2010, Cicero entered into an Asset Purchase Agreement (the “Asset Pirchase Agreement”) with SOAdesk and Vertical Thought, Inc. (“VTI” and, together with SOAdesk, the “Sellers”), pursuant to which the Company acquired the Sellers’ “United Desktop” and “United Data Model” software programs, as well as substantially all of the other assets owned by the Sellers directly or indirectly used (or intended to be used) in or related to Sellers’ business of providing customer interaction consulting and technology services for organizations and contact centers throughout the world (the “Business”). Cicero also assumed certain liabilities of the Sellers related to the Business, as described in the Asset Purchase Agreement. Cicero did not acquire any material assets of VTI under the Asset Purchase Agreement.

The aggregate consideration payable by Cicero to SOAdesk consists of the following:

·  $300,000 paid in cash to SOAdesk on the closing date;

·  an unsecured convertible note in the aggregate principal amount of $700,000, payable to SOAdesk, with an annual interest rate of 5%,  and convertible into shares of the Company’s Series B Preferred Stock (the “Convertible Note”) at $150 per share;

·  $525,000, payable in cash to SOAdesk on March 31, 2010;

·  an unsecured convertible note in the aggregate principal amount of $1,000,000, payable to SOAdesk and convertible into shares of the Cicero’s Common Stock at $0.15 per share; and

·  certain earn-out payments as described in the Asset Purchase Agreement.

On March 31, 2010, the maturity date of the unsecured Convertible Note was extended from March 31, 2010 to September 30, 2010. Furthermore, the terms of the Asset Purchase Agreement were amended and the Company issued a new $525,000 convertible promissory note to SOAdesk in lieu of the $525,000 payment. This new note, which carries an annual interest rate of 5%, is convertible into shares of the Company’s Series B Preferred Stock and matures on June 30, 2010.

Simultaneously with the acquisition of the assets of SOAdesk, Cicero also closed an initial round of Series B Convertible Preferred Stock to certain accredited investors, of raising approximately $1.36 million in gross proceeds including $650,000 in cash and the cancellation of $710,000 of existing indebtedness owed to one investor.  The Series B Convertible Preferred Stock bears an annual dividend rate of 8%.  The investors in this financing round were also issued warrants to purchase common stock of the Company at a strike price of $0.25 per share.  The Series B stock is convertible into common stock at a conversion rate of $0.15 per share, subject to adjustment as set forth in the Series B Certificate of Designations.

Exhibit 99.2
Cicero Inc. - SOAdesk, LLC

UNAUDITED NOTES TO PRO-FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2009

Note 2 - Pro-Forma Transactions (in Thousands)

Balance Sheet

Cash
Prior to the Acquisition, Cicero received $650 from the issuance of its Series B Convertible Preferred Stock offering.  On the day of the Acquisition, Cicero paid $300 to SOAdesk.

Trade Accounts Receivable
Prior to the Acquisition, SOAdesk had billed for consulting services and had an account receivable balance of $20 from Cicero at December 31, 2009.  The adjustment of $20 represents the elimination of this receivable.

Prepaid Expenses and Other Assets
Prior to the Acquisition, Cicero had advanced $56 to SOAdesk for operations.  These advances were non-interest bearing with no specific repayment terms.  The adjustment represents write off of receivable with SOAdesk on Cicero.  Additionally there was a $3 receivable from a member on SOAdesk that was not included in the Asset Purchase Agreement and has been eliminated against SOAdesk members’ deficit.

Software - IP
The adjustment of $2,103 represents valuation of software and intellectual property acquired by Cicero from SOAdesk per the independent third party valuation report.

Goodwill
The adjustment of $2,832 represents the goodwill recorded on Cicero for the acquisition of the assets of SOAdesk per the independent third party valuation report.

Short-term Debt
The adjustment of $515 consists of three transactions.  Prior to the acquisition, $710 of unsecured short-term promissory notes were converted to equity as part of the of the Series B Preferred Stock offering.  Subsequently, as per the terms of the Asset Purchase Agreement,  Cicero issued two short term promissory notes to SOAdesk.  The first note is a $700 unsecured convertible promissory note which matures on September 30, 2010.  The second note is a $525 unsecured convertible promissory note which matures on June 30, 2010.

Accrued Other
The adjustment of $2,499 consists of three transactions.  As per terms of the Asset Purchase Agreeement, SOAdesk is eligible to receive earn out payments based on the satisfaction of  certain revenue targets, which earn out payments are subject to certain limitations set forth in the Asset Purchase Agreement.  Cicero recorded $2,410 as an accrual for these earn out payments. Additionally, the Series B Convertible Preferred Stock accrued a dividend; therefore Cicero recorded $109 as dividend payable for fiscal 2009.  Lastly, prior to the acquisition, SOAdesk billed for consulting services to Cicero and at December 31, 2009, there was a $20 payable accrued on Cicero.  This payable has been eliminated with the account receivable on SOAdesk.

Due to VT Services
The adjustment for $761 represents the net balance due to VT Services on SOAdesk.  This liability was not included in the Asset Purchase Agreement and therefore has been eliminated against the members’ deficit on SOAdesk.

Due to member
The adjustment for $10 represents the balance due to a member of SOAdesk on SOAdesk.  This liability was not included in the Asset Purchase Agreement and therefore has been eliminated against the members’ deficit on SOAdesk.

Due to Cicero
Prior to the acquisition, Cicero had advanced $56 to SOAdesk for operations.  These advances were non-interest bearing with no specific repayment terms.  The adjustment represents write off of the payable with Cicero on SOAdesk.

Long-term Debt
As per the terms in the Asset Purchase Agreement, a long-term convertible stock-payable promissory note with SOAdesk was recorded on Cicero for $1,000 which matures on January 14, 2015.

Exhibit 99.2
Cicero Inc. - SOAdesk, LLC

UNAUDITED NOTES TO PRO-FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2009

Note 2 - Pro-Forma Transactions (in Thousands) (continued)

Additional Paid-In-Capital
Prior to the Acquisition, Cicero sold shares of Series B Convertible Preferred Stock to certain accredited investors and raised $1,360, which was comprised of $650 of cash and the conversion of $710 of short term promissory notes held by one of the investors.

Accumulated Deficit
The shares of Series B Preferred Stock issued in connection with the offering accrue dividends at a rate of 8% per annum.  The adjustment for $109 is the accrual on Cicero for the dividend payable for fiscal year 2009 for the shares of Series B Preferred Stock that were issued in connection with the acquisition.

Members’ Deficit
The adjustment for $774 consists of three transactions.  An adjustment for $761 represents the net balance due to VT Services on SOAdesk.  An adjustment for $10 represents the balance due to a member of SOAdesk on SOAdesk.  These liabilities were not included in the Asset Purchase Agreement between Cicero and SOAdesk and therefore have been eliminated against the members’ deficit on SOAdesk.  An adjustment of $3 represents the balance due from a member of SOAdesk on SOAdesk.  This asset was not included in the Asset Purchase Agreement between Cicero and SOAdesk and there has been eliminated against the members’ deficit on SOAdesk.

Statement of Operations

Revenue
The adjustment for $100 consists of two transactions.  Prior to the Acquisition, SOAdesk had entered into a Statement of Work with Cicero and had billed for consulting services to Cicero for $50.  Additionally prior to the Acquisition, Cicero had entered into a different Statement of Work and billed for consulting of $50.

Cost of Services
The adjustment for $100 consists of two transactions.  Prior to the Acquisition, SOAdesk had entered into a Statement of Work with Cicero and had billed for consulting services to Cicero for $50.  Additionally prior to the Acquisition, Cicero had entered into a different Statement of Work and billed for consulting of $50.

Exhibit 99.2
Cicero Inc. - SOAdesk, LLC

UNAUDITED NOTES TO PRO-FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2009

Note 2 - Pro-Forma Transactions (in Thousands) (continued)

Total Other Income (Expense)
The adjustment for $111 consists of three transactions.  As per the Asset Purchase Agreement, as amended to date, Cicero issued two short term promissory notes to SOAdesk.  The first is a $700 unsecured convertible promissory note which matures on September 30, 2010.  The second note is a $525 unsecured convertible promissory note which matures on June 30, 2010.  Both notes have an interest rate of 5% per annum and therefore $61 was recorded as interest expense for fiscal 2009.  Additionally, as per the terms in the Asset Purchase Agreement between Cicero and SOAdesk, a long-term convertible stock-payable promissory note with SOAdesk was recorded on Cicero for $1,000 which matures on January 14, 2015 with an interest rate of 5%.   $50 was recorded as interest expense for fiscal 2009.